Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM S-8
MIDDLESEX WATER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY	22-1114430
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1500 Ronson Road Iselin, New Jersey 08830-3020 (732) 634-1500
(Address of Principal Executive Offices)

MIDDLESEX WATER COMPANY OUTSIDE DIRECTOR STOCK COMPENSATION PLAN
(Full Title of the Plan)

Kenneth J. Quinn, Esq., Vice President, General Counsel and Secretary
1500 Ronson Road
Iselin, New Jersey 08830-3020
(732) 634-1500
(Name, Address and Telephone Number of Agent For Service)

With a Copy to:
Douglas R. Brown, Esq.
Norris, McLaughlin & Marcus, P.A.
721 Route 202-206
P.O. Box 1018
Somerville, New Jersey 08876-1018
908-722-0700
__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a small reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock no par value	100,000	$16.73	$1,673,000	$65.75
_________________
(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of  the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on  December 15, 2008

*
Separately given to participants.  Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus (“Plan Prospectus”) relating to issuances to outside directors of up to 100,000 shares of common stock pursuant to the Plan.  Under the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1).  The second prospectus (“Reoffer Prospectus”), may be used in connection with reoffers and resales, made on a delayed or continuous basis in the future, as provided in Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), of shares of common stock of the Company acquired by Plan participants who are our “affiliates” as such term is defined in Rule 405 under the Securities Act, which shares constitute “control securities” as such term is defined in General Instruction C to Form S-8.  The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8.  The Reoffer Prospectus is filed as part of this Registration Statement as required by Form S-8.

Item 2.     Registrant Information and Plan Annual Information

Copies of documents incorporated by reference in Item 3 of Part II of this registration statement, and such other documents required to be delivered to employees pursuant to Rule 428(b) (Section 230.428(b)) may be obtained upon written or oral request without charge from the headquarters office of the Company, Middlesex Water Company, Attn:  A. Bruce O’Connor, Vice President & Chief Financial Officer, 1500 Ronson Road, Iselin, New Jersey 08830-3020, (732) 638-7502.

Item 2A.  Reoffer Prospectus

     A prospectus relating to the reoffer of control securities acquired by participants under the Plan follows below.

REOFFER PROSPECTUS

100,000 Shares of Common Stock

MIDDLESEX WATER COMPANY

_______________

This prospectus has been prepared for use in connection with the proposed sales by the stockholders named herein (the “Selling Stockholders") of an aggregate of 100,000 shares of Common Stock of Middlesex Water Company (the “Company") acquired by the Selling Stockholders under the Company's Outside Director Stock Compensation Plan.

           It is contemplated that offerings and/or sales by the Selling Stockholders will be made from time to time pursuant to this Registration Statement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A
A CRIMINAL OFFENSE.

The date of this Prospectus is December 18, 2008

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s regional offices at Citicorp Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois and 233 Broadway, New York, NY 10279.  Copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are hereby incorporated herein by reference:

(a)
The Registrant’s Current Reports on Form 8-K, filed March 7, 2008, May 2, 2008, May 6, 2008,  May 23, 2008, August 6, 2008 (as amended by the Form 8-K/A filed  August  15, 2008), October 30, 2008 and November 6, 2008.

(b)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 10, 2008.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 6, 2008, as amended by the Form 10-Q/A filed August 6, 2008.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 8, 2008.

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008.

(f)
The material under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1 (File No. 2-55058).

(g)
All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge (other than exhibits thereto) from the headquarters office of the Company, Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830 (732) 634-1500, Attn: A. Bruce O’Connor, Vice President & Chief Financial Officer (732) 638-7502.

THE COMPANY

The terms “Company” “we,” “our,” and “us” refer to Middlesex Water Company and its subsidiaries, including Tidewater Utilities, Inc. (“Tidewater”) (and Tidewater’s wholly-owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”) and White Marsh Environmental Systems, Inc. (“White Marsh”)), Tidewater Environmental Services, Inc. (“TESI”), Pinelands Water Company (“Pinelands Water”) and Pinelands Wastewater Company (“Pinelands Wastewater” and collectively with Pinelands Water, “Pinelands”), Utility Service Affiliates, Inc. (“USA”), and Utility Service Affiliates (Perth Amboy) Inc., (“USA-PA”).  The term “Middlesex System” refers to our central New Jersey water utility.

Middlesex Water Company has operated as a water utility in New Jersey since 1897, and in Delaware, through our wholly-owned subsidiary, Tidewater, since 1992. We are in the business of collecting, treating, distributing and selling water for domestic, commercial, municipal, industrial and fire protection purposes.  We also operate a New Jersey municipal water and wastewater system under contract and provide wastewater services in New Jersey and Delaware through our subsidiaries.  We are regulated as to the rates charged to customers for water and wastewater services, as to the quality of water service we provide and as to certain other matters.  Only our USA, USA-PA and  White Marsh subsidiaries are not regulated utilities.

Our Middlesex System provides water service to approximately 59,700 retail customers, primarily in central New Jersey.  The Middlesex System also provides water service under contract to municipalities in central New Jersey with a total population of approximately 303,000.  Through our subsidiary, USA-PA, we operate the water supply system and wastewater system for the City of Perth Amboy, New Jersey.  Our other New Jersey subsidiaries, Pinelands Water and Pinelands Wastewater, provide water and wastewater services to residents in Southampton Township, New Jersey.  Our USA subsidiary offers residential customers in New Jersey and Delaware a service line maintenance program called LineCareTM .

Our Delaware subsidiaries, Tidewater and Southern Shores, provide water services to approximately 32,600 retail customers in New Castle, Kent and Sussex Counties, Delaware.  Our TESI subsidiary provides regulated wastewater service to approximately 1,500 residential retail customers in Delaware.  Our White Marsh subsidiary serves an additional 6,100 customers under unregulated operating contracts with various owners of small water and wastewater systems in Kent and Sussex Counties.

SELLING STOCKHOLDERS

The table below sets forth the names and present positions held by the Selling Stockholders, all of whose addresses are care of the Company at 1500 Ronson Road, Iselin, New Jersey 08830, (732) 634-1500.  The shares that the Selling Stockholders may offer from time to time are shares acquired or to be acquired by them upon the receipt of awards that have been or may in the future be granted to them by the Company pursuant to the Company's Outside Director Stock Compensation Plan (the "Plan").  The following table lists all persons holding awards, who, because of their position with the Company or amount of stock of the Company owned by them, may be deemed to be "affiliates".  The Selling Stockholders may from time to time offer all or part of the shares acquired by them in any trading markets.  The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any such shares.  The Selling Stockholders will pay any and all brokerage commissions charged to sellers in connection with such sales.

Name	Present Position with Company	No. of Shares

John L. Cutting	Director	0
Annette Catino	Director	0
John R. Middleton, M.D.	Director	0
John P. Mulkerin	Director	0
Walter G. Reinhard	Director	0
Jeffries Shein	Director	0
J. Richard Tompkins	Director	0

LEGAL MATTERS

The legality of the shares of Common Stock being offered hereby will be passed upon by Norris, McLaughlin  & Marcus, P.A., 721 Route 202-206, P.O. Box 1018, Somerville, New Jersey 08876-1018.

EXPERTS AND MISCELLANEOUS

The consolidated financial statements of Middlesex Water Company and subsidiaries as of December 31, 2007 and 2006 and for each of the years then ended and the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of Beard Miller Company LLP, an independent registered public accounting firm incorporated by reference herein, given on the authority of said firm as experts in accounting and auditing.

The consolidated statements of income, common stockholders’ equity and comprehensive income, and cash flows of Middlesex Water Company and subsidiaries for the year ended December 31, 2005, incorporated in this registration statement by reference from the Middlesex Water Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and such consolidated statements of income, common stockholders’ equity and comprehensive income, and cash flows have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Common Stock of the Company, including the shares offered hereby, is designated for quotation on the Nasdaq Global Select Market under the symbol: MSEX.

USE OF PROCEEDS

The Company will not receive any proceeds from the reoffer and resale of securities by the Selling Stockholders hereunder.

INDEMNIFICATION

The By-Laws provide that the Company shall indemnify each present and future officer and director of the Company (and each officer and director of another entity who was serving at the request of the Company) or the legal representative of any such director or officer, against reasonable costs, expenses (exclusive of any amount paid or incurred in connection with any action, suit or proceeding to which any such director or officer or his legal representative may be a party by reason of his having been such director or officer; provided that the action, suit or proceeding is prosecuted against the director or officer or against the legal representative to a final determination , and it has not been finally adjudged in this action, suit or proceeding that he had been derelict in the performance of his duties as a director or officer.  They further provide that the Company may indemnify if any such action, suit or proceeding shall be settled or otherwise terminated with respect to any director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors (or at the Board’s option, by a disinterested party selected by the Board) that the director or officer had not in any substantial way been derelict in the performance of his duties as charged in the action, suit or proceeding.

In addition to any other rights of indemnification as members of the Board of Directors, the members of the Compensation Committee and any officer or employee acting on behalf of the Compensation Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they are or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

All expenses and liabilities incurred by the Board of Directors in the administration of the Plan shall be borne by the Company.  The Board of Directors may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan.  The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.  No member of the Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any award granted  thereunder, except those resulting from such member’s own gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

This Form S-8 is filed with the Securities and Exchange Commission (“Commission”) pursuant to General Instruction E to Form S-8.

The 100,000 shares being registered pursuant to this Form S-8 constitute shares of Middlesex Water Company (the “Registrant”) Common Stock which may be granted under the Plan.  The Plan was approved by shareholders at the Registrant’s 2008 Annual Meeting of Shareholders.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)           The Registrant’s Current Reports on Form 8-K, filed March 7, 2008, May 2, 2008, May 6, 2008, May 23, 2008,  August 6, 2008 (as amended by the Form 8-K/A filed August 15, 2008), October 30, 2008 and November 6, 2008.

(b)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 10, 2008.

(c)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 6, 2008, as amended by the Form 10-Q/A filed August 6, 2008.

(d)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 6, 2008.

(e)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September  30, 2008, filed on November 6, 2008.

(f)           The material under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1 (File No. 2-55058).

(g)           All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.
Item 6.	Indemnification of Directors and Officers

Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”) gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the Court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses.  No indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person’s duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

Article V of the Company’s By-laws provides:

“Any present or future director or officer of the Company and any present or future director or officer of any other corporation serving as such at the request of the Company because of the Company’s interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the Company against reasonable costs, expenses (exclusive of any amount paid to the Company in settlement), and counsel fees paid or incurred in connection with any action, suit, or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer; provided, (1) said action, suit, or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit, or proceeding that he had been derelict in the performance of his duties as such director or officer; or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors (or, at the option of the Board of Directors, by a disinterested person or persons selected by the Board of Directors to determine the matter) that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit, or proceeding. The right of indemnification provided by this By-law shall be in addition to and not in restriction or limitation of any other privilege or power which the Company may have with respect to the indemnification or reimbursement of directors, officers, or employees.”

The Company has in effect a $20,000,000.00 policy of insurance indemnifying it against certain liabilities to directors and officers of the Company, and indemnifying directors and officers of the Company against certain of the liabilities which they may incur in acting in their capacities as such, all within specific limits. The insurance has a term expiring May 31, 2009.

Pursuant to Section 14A:2-7 of the NJBCA, the Company’s shareholders adopted an amendment to the Company’s Certificate of Incorporation which provides that a director or officer shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (e) resulting in receipt by such person of an improper personal benefit.

Item 7.    Exemption from Registration Claimed

Not Applicable

Item 8.    Exhibits

4
Middlesex Water Company Outside Director Stock Compensation Plan, is incorporated herein by reference to Appendix A attached to the Registrant's Proxy Statement filed with the Commission on  April 11, 2008.

*5	Opinion of Norris, McLaughlin & Marcus, P.A.
*23.1	Consent of Beard Miller Company LLP
*23.2	Consent of Deloitte & Touche, LLP
23.3	Consent of Norris, McLaughlin & Marcus, P.A. (included in Exhibit 5)
24	Power of Attorney (included on signature page)
__________________________________________________________________________
*Filed herewith

Item 9.      Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (Rule 239.11 of this chapter) or Form S-3 (Rule 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Woodbridge, State of New Jersey, on this 18th day of December, 2008.

MIDDLESEX WATER COMPANY
(Registrant)

By:	/s/A. Bruce O’Connor
Name:	A. Bruce O’Connor
Title:	Vice President & Chief Financial Officer

KNOW  ALL  MEN  BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kenneth J. Quinn and A. Bruce O’Connor (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all  amendments  (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/J. Richard Tompkins	Chairman of the Board and Director	December 18, 2008
J. Richard Tompkins

/s/Kenneth J. Quinn	Vice President, General Counsel, Corporate Secretary and Treasurer	December 18, 2008
Kenneth J. Quinn

/s/A. Bruce O’Connor	Vice President and Chief Financial Officer (Chief Accounting Officer)	December 18, 2008
A. Bruce O’Connor

/s/Dennis W. Doll	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2008
Dennis W. Doll

/s/John C. Cutting	Director	December 18, 2008
John C. Cutting

/s/Annette Catino	Director	December 18, 2008
Annette Catino

/s/John R. Middleton, M.D.	Director	December 18, 2008
John R. Middleton, M.D.

/s/John P. Mulkerin	Director	December 18, 2008
John P. Mulkerin

/s/Walter G. Reinhard	Director	December 18, 2008
Walter G. Reinhard

/s/Jeffries Shein	Director	December 18, 2008
Jeffries Shein